                            SCHEDULE 14A INFORMATION

PROXY STATEMENT PURSUANT TO SECTION 14(a) OF THE SECURITIES EXCHANGE ACT OF 1934

   FILED BY THE REGISTRANT [X] FILED BY A PARTY OTHER THAN THE REGISTRANT [ ]


Check the appropriate box:
[ ] Preliminary Proxy Statement
[x] Definitive Proxy Statement
[ ] Definitive Additional Materials
[ ] Soliciting Material Pursuant to Section240.14a-11(c) or Section240.14a-12
[ ] Confidential, for use of the Commission only (as permitted by Rule 14a-6 (e)(2))

                             BTU International, Inc.
                (Name of Registrant as Specified In Its Charter)

    (Name of Person(s) Filing Proxy Statement, if Other than the Registrant)

PAYMENT OF FILING FEE (CHECK THE APPROPRIATE BOX):
[x]  No fee required
[ ] Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.

1) Title of each class of securities to which transaction applies:

2) Aggregate number of securities to which transaction applies:

3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

4)    Proposed maximum aggregate value of transaction:

5)    Total fee paid:

[ ] Fee previously paid with preliminary materials.

[ ] Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

1) Amount Previously Paid:

2) Form, Schedule or Registration Statement No.:

3) Filing Party:

4) Date Filed:

                            BTU INTERNATIONAL, INC.
                                23 ESQUIRE ROAD
                 NORTH BILLERICA, MASSACHUSETTS 01862-2596, USA

                            ------------------------

                    NOTICE OF ANNUAL MEETING OF STOCKHOLDERS

                                  MAY 27, 2004

                            ------------------------

     Notice is hereby given that the Annual Meeting of Stockholders of BTU International, Inc. will be held at the offices of the Company, 23 Esquire Road, North Billerica, Massachusetts, at 10:00 A.M. on Thursday, May 27, 2004, for the following purposes:

          1.  To elect seven directors to serve for the ensuing year.

          2. To transact any other business that may properly come before the meeting or any adjournment thereof.

     Stockholders of record at the close of business on April 16, 2004 are entitled to notice of and to vote at the meeting.

     If you are unable to be present personally, please sign and date the enclosed proxy and return it promptly in the enclosed envelope.

                                          By Order of the Board of Directors

                                          JOHN E. BEARD
                                          Secretary

North Billerica, Massachusetts
April 16, 2004

                         ANNUAL MEETING OF STOCKHOLDERS

                                  MAY 27, 2004

                            ------------------------

                                PROXY STATEMENT

                            ------------------------

     The enclosed proxy is solicited on behalf of the Board of Directors of BTU International, Inc. ("BTU" or the "Company") to be voted at the Annual Meeting of Stockholders (the "Meeting") to be held on May 27, 2004 or at any adjournment thereof. The cost of solicitation of proxies will be borne by BTU. Directors, officers and employees of BTU, without additional remuneration, may also solicit proxies by telephone, telegraph or personal interview. BTU will reimburse banks, brokerage firms and other custodians, nominees and fiduciaries for reasonable expenses incurred by them in sending proxy materials to the beneficial owners of shares.

     The holders of record of shares of Common Stock, par value $.01 per share, of the Company (the "Common Stock") at the close of business on April 16, 2004 are entitled to notice and to vote at the Meeting. There were 7,181,027 of Common Stock outstanding on that date, each of which is entitled to one vote on each matter to come before the Meeting.

     Shares of Common Stock represented by proxies in the form enclosed, if properly executed and returned and not revoked, will be voted as specified, but where no specification is made, the shares will be voted to fix the number of directors at seven and for the election as directors of the nominees named below. To be voted, proxies must be filed with the Secretary prior to voting. A proxy may be revoked at any time before it is voted by filing a notice of such revocation with the Secretary.

     The holders of a majority of the issued and outstanding shares of Common Stock, present in person or represented by proxy and entitled to vote, will constitute a quorum for the transaction of business at the Meeting. Directors are elected by a plurality of the votes cast at the meeting for the election of directors. The person designated as the election inspector will count shares represented by proxies that withhold authority to vote for a nominee for election as a director or that reflect abstentions only as shares that are present and entitled to vote on the matter for the purposes of determining the presence of a quorum, but neither abstentions nor proxies that withhold authority will have any effect on the outcome of voting on the matter.

     The Annual Report on Form 10K for BTU's fiscal year ended December 31, 2003 has been mailed with this proxy statement. This proxy statement and the enclosed proxy were mailed to stockholders on the same date as the date of the Notice of Annual Meeting of Stockholders. The principal executive offices of BTU are located at 23 Esquire Road, North Billerica, Massachusetts 01862-2596.

                             ELECTION OF DIRECTORS

     The persons named in the enclosed proxy intend to vote each share as to which a proxy has been properly executed and returned and not revoked to fix the number of directors at seven and in favor of the election as directors of the seven nominees named below, all of whom are now directors of BTU, unless authority to vote for the election of any or all of such nominees is withheld by marking the proxy to that effect.

     The persons elected as directors will serve until the next annual meeting of stockholders and until their successors are elected and shall qualify. It is expected that each of the nominees will be able to serve, but if any nominee is unable to serve, the proxies reserve discretion to vote or refrain from voting for a substitute nominee or nominees or to fix the number of directors at a lesser number.

                                                      BUSINESS EXPERIENCES AND                  DIRECTOR
NAME                                                   CURRENT DIRECTORSHIPS              AGE    SINCE
----                                                  ------------------------            ---   --------
Mark R. Rosenzweig........................  President, Chief Executive Officer and        57      2002
                                            Director of the Company. Chief Executive
                                            Officer of BOC Edwards Americas, a
                                            semiconductor support company and part of
                                            the BOC Group, 1990-2002.
Paul J. van der Wansem....................  Chairman of the Board of Directors of the     64      1979
                                            Company. President, Chief Executive Officer
                                            and Director of the Company, 1979-2002.
J. Chuan Chu..............................  Director of the Company; Chairman of          84      1991
                                            Columbia International Corporation, an
                                            engineering firm; Senior Advisor, Office of
                                            the President of SRI International, an
                                            international consulting firm; Director,
                                            Interproject Corp., an international
                                            construction and trading company; Senior
                                            Research Professor, Development Research
                                            Center, State Council, China.(1)(2)
Joseph F. Wrinn...........................  Director of the Company; Vice President,      50      1999
                                            Platform Engineering Manager, Semiconductor
                                            Test Division of Teradyne, Inc. since
                                            1996.(1)(2)
John E. Beard.............................  Director of the Company; Of Counsel, Ropes &  71      2002
                                            Gray LLP, Attorneys Partner 1967-2000
                                            Director, The Timberland Company, a producer
                                            of footwear and apparel; Trustee, Century
                                            Shares Trust, a mutual fund; Trustee,
                                            Century Small Cap Select Fund, a mutual fund
G. Mead Wyman.............................  Director of the Company; Director, Grupo      63      2004
                                            Guayacan, Inc., a Puerto Rico based
                                            non-profit private equity management
                                            company. Director, Strategic Lumber
                                            Resources Inc., a private company in the
                                            pre-finishing of lumber used in the
                                            construction industry. Retired Senior Vice
                                            President, Treasurer and Chief Financial
                                            Officer of Mercury Computer Systems Inc.
J. Samuel Parkhill........................  Director of the Company; President and Chief  66      2004
                                            Executive Officer of The Hall Corporation
                                            since 1995 (formerly The Stackpole
                                            Corporation), a privately held company
                                            formerly involved in manufacturing
                                            operations.

---------------

(1) Member of Audit Committee

(2) Member of Stock Option and Compensation Committee.

     During 2003, the Board of Directors held nine meetings. Mr. Van der Wansem, Mr. David A. B. Brown (who retired from the board on March 1, 2004), Mr. Wrinn, Dr. Chu, Mr. Beard and Mr. Rosenzweig attended 100% of the Board and relevant committee meetings. Mr. Wyman and Mr. Parkhill did not join the Board until 2004. Each director who is not an officer or employee of the Company receives an annual retainer. For 2003, the annual retainer for directors was $10,000 paid in two $5,000 installments, of which the directors are permitted to elect to take up to one-half in the form of stock options. The number of shares subject to options granted pursuant to any such election by a director is equal to twice the number of shares determined by dividing the cash amount by the fair market value of the Common Stock on the date of the award.

     The exercise price of such options is equal to the fair market value of the Common Stock on the date of the award. Under this program, Mr. Beard, Mr. Brown, Dr. Chu and Mr. Wrinn each received an option to purchase 2,732 shares of Common Stock at an exercise price of $1.950 per share and an option to purchase 1,976 shares of Common Stock at an exercise price of $2.53 per share. In addition, each non-employee director receives $750 for each Board meeting attended and $500 for each committee meeting attended independent of a Board meeting.

     Under the Company's 1998 Stock Option Plan for Non-Employee Directors, on May 16, 2003, Mr. Beard, Mr. Brown, Dr. Chu and Mr. Wrinn each received an option to purchase 1,000 shares of Common Stock with an exercise price equal to the fair market value of the stock on that date ($1.950 per share). These options become exercisable with respect to one-fourth of the shares on each of the first four anniversaries of the date of grant, and expire seven years from the date of grant.

     Because of the increased responsibilities placed on Board members under the Sarbanes-Oxley Act and the Company's policies and procedures, we have increased the compensation for non-employee directors for 2004 as follows:

          1. New Directors receive 4,000 shares upon appointment to the board from 2,000 shares previously.

          2. Annual retainer remains the same at $10,000 that can be either cash or in cash and stock options. The number of shares subject to options granted pursuant to any such election by a director remains unchanged and is equal to twice the number of shares determined by dividing the cash amount by the fair market value of the Common Stock on the date of the award. The exercise price of such options is equal to the fair market value of the Common Stock on the date of the award.

          3. Directors serving as Chairman of committees will now receive an extra $2,500 per year in cash.

          4. Annual Director Stock options increased to 2,000 shares from 1,000 shares previously.

          5. Board meetings and committee meetings (if separate from a Board meeting) remain unchanged at $750 and $500 per meeting, respectively.

     During 2003, the Company paid $5,000 in consulting fees to a company of which Dr. Chu is the chairman. Dr. Chu no longer consults for the Company.

     Mr. Brown, a valued board member since 1989, completed the entire year and tendered his resignation as of March 1, 2004. Mr. Wrinn has taken over his position as Audit Chair and Mr. Beard has taken Mr. Wrinn's position as chair of the Stock Option and Compensation Committee. Mr. Beard is of counsel to the law firm of Ropes & Gray LLP, which provides legal services to the Company.

     The Audit Committee in 2003 was comprised of David A.B. Brown (Chairman),
J. Chuan Chu and Joseph F. Wrinn, who are not employees of the Company and are "independent" as defined in Rule 4200(a)(15) of the NASDAQ listing standards. The Committee held three meetings during 2003. The Committee recommends to the Board of Directors the independent public accountants to be engaged by the Company; reviews with the independent public accountants and management the Company's internal accounting procedures and controls; and reviews with the independent public accountants the scope and results of the auditing engagement. The Board determined that Mr. Brown was an "audit committee financial expert" during his tenure on the Audit Committee. Mr. Wyman, who has replaced Mr. Brown on the Audit Committee is an "audit committee financial expert." The charter of the Audit Committee is attached as Exhibit A to this proxy.

     The Stock Option and Compensation Committee was comprised in 2003 of David A.B. Brown, J. Chuan Chu and Joseph F. Wrinn (Chairman). The Committee administers the Company's stock option and compensation plans and provides recommendations to the Board of Directors regarding compensation matters. The Committee held four meetings during 2003.

     The Company had no nominating committee in 2003 because the size of the Board and the size of the Company did not warrant a separate committee. Although there are no definite qualifications for service as a director of BTU International, Inc., the Company seeks candidates for director who will have the integrity, business experience, commitment and independence to act in the best interest of the Company and its stockholders. Each director is urged to suggest appropriate candidates to the Chairman of the Board for consideration. The Board of Directors will also consider recommendations by stockholders and will evaluate any such recommended candidates against the same criteria as internally generated candidates. A stockholder may recommend a nominee by writing to Director Nominations, Board of Directors, BTU International, Inc. 23 Esquire Road, N. Billerica, MA 01862. Any nominees for the Board of Directors of the Company will be evaluated and recommended by a majority of the independent directors. Mr. Wyman and Mr. Parkhill were recommended by our existing and prior Board members.

     Our Board members are encouraged to attend the Company's Annual Meeting. In some cases, this has been impractical due to other obligations. Last year all members of the Board of Directors attended the annual meeting.

COMMUNICATIONS FROM STOCKHOLDERS

     Any stockholder wishing to communicate with the Board may do so by writing to the Board of Directors, c/o BTU International, 23 Esquire Road, N. Billerica, Massachusetts 01862. These communications will be forwarded to the Chairman of the Audit Committee, who will determine what action to take with respect to the communication, including where appropriate providing copies of the communication to the other directors.

SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

     Under Section 16(a) of the Securities Exchange Act of 1934, as amended, the Company's directors, its officers and any persons holding more than ten percent of the Company's Common Stock are required to report to the Securities and Exchange Commission their holdings of and transactions in the Common Stock of the Company. Specific due dates for these reports have been established, and the Company is required to report in this proxy statement any failure during 2003 to file by these dates. The Company's directors, officers and ten percent holders satisfied all of these filing requirements for 2003. In making these statements, the Company has relied on the written representations of its directors, officers and ten percent holders and copies of the reports that they have filed with the Commission and the Company.

BENEFICIAL OWNERSHIP OF SHARES

     The following table sets forth certain information regarding beneficial ownership as of April 4, 2004 of the Company's Common Stock (i) by each person known by the Company to own beneficially more than 5% of the Company's Common Stock, (ii) by each of the Company's directors and nominees, (iii) by each executive officer of the Company listed below in the Summary Compensation Table and (iv) by all directors and executive officers of the Company as a group.

                                                                   COMMON STOCK
                                                               BENEFICIALLY OWNED(1)
                                                              -----------------------
                                                              NUMBER OF    PERCENT OF
                                                               SHARES        CLASS
                                                              ---------    ----------
DIRECTORS AND EXECUTIVE OFFICERS
Mark R. Rosenzweig(2).......................................     62,500          *
Paul J van der Wansem(3)....................................  1,963,700       25.6%
J. Chuan Chu(4).............................................     18,510          *
Joseph F. Wrinn(4)..........................................     14,603          *
John E. Beard (4)(9)........................................     16,482          *
Thomas P. Kealy(5)..........................................     31,555          *
James M. Griffin(5).........................................     57,875          *
All directors and executive officers as a group (7
  persons)(6)...............................................  2,165,225       28.3%
5% BENEFICIAL OWNERS
FMR Corp.(7)................................................    694,500        9.0%
  82 Devonshire Street
  Boston, MA 02109
Dimensional Fund Advisors Inc.(8)...........................    404,700        5.3%
  1299 Ocean Avenue
  Santa Monica, CA 90401

---------------

 *  Less than one percent

(1) Except as otherwise noted, each person or entity named in the table has sole voting and investment power with respect to all shares of Common Stock shown as beneficially owned by him or it.

(2) Includes 10,000 shares of restricted stock, as to which Mr. Rosenzweig has voting rights but no power to sell. Includes 42,500 shares represented by options exercisable within 60 days of the record date.

(3) Includes: (i) 101,000 shares of Common Stock held by trusts, of which Mr. van der Wansem is a trustee, for the benefit of certain members of Mr. van der Wansem's family (Mr. van der Wansem disclaims beneficial ownership in the shares held in these trusts); (ii) 175,000 shares held in a family limited partnership, in which Mr. van der Wansem is a general partner and a limited partner; (iii) 85,000 shares held by Mrs. van der Wansem, of which Mr. van der Wansem disclaims beneficial ownership; and (iv) 117,450 shares for Mr. van der Wansem represented by options exercisable within 60 days of the record date. Mr. van der Wansem's address is c/o BTU International, Inc.

(4) Includes 13,103 for Dr. Chu, 13,603 for Mr. Wrinn and 6,482 for Mr. Beard represented by options exercisable within 60 days of the record date.

(5) Includes 18,525 shares for Mr. Kealy and 57,875 for Mr. Griffin represented by options exercisable within 60 days of the record date.

(6) Includes 269,538 shares represented by options, which are exercisable within 60 days of the record date.

(7) According to information filed on February 17, 2004 with the Securities and Exchange Commission in a report on Schedule 13G, each of Edward C. Johnson 3d, FMR Corp., through its wholly owned subsidiary Fidelity Management & Research Company ("Fidelity"), and the Fidelity Low-Priced Stock Fund ("the Fund") has sole power to dispose of the 694,500 shares owned by the Fund. Fidelity carries out voting of the shares under written guidelines established by the Fund's Board of Trustees.

(8) According to information filed on February 6, 2004 with the Securities and Exchange Commission in a report on Schedule 13G, Dimensional Fund Advisors Inc. ("Dimensional") is an investment advisor registered under Section 203 of the Investment Advisors Act of 1940, furnishes investment advice to four investment companies registered under the Investment Company Act of 1940, and serves as investment manager to certain other commingled group trusts and separate accounts. Dimensional possesses voting and/or investment power over the securities of the Company described in the schedule and may be deemed to be the beneficial owner of these shares. However, all the securities are owned by advisory clients of Dimensional and Dimensional disclaims beneficial ownership of such securities.

(9) Mr. Beard is the direct owner of 5,000 shares and indirectly owns and shares the power to vote or dispose of 5,000 shares as the co-trustee of shares held in a family partnership of which Mr. van der Wansem is general partner.

EXECUTIVE COMPENSATION

     The following table sets forth information with respect to compensation paid to or accrued on behalf of the persons who on December 31, 2003 were the chief executive officer, chairman of the board of directors and the two other most highly paid executive officers of the Company (the "Named Executive Officers"), for services to the Company for the years 2001, 2002 and 2003.

                           SUMMARY COMPENSATION TABLE

                                                           LONG-TERM COMPENSATION
                                                           -----------------------
                                                                          AWARDS
                                    ANNUAL COMPENSATION                 SECURITIES
                                    --------------------     STOCK      UNDERLYING       ALL OTHER
NAME AND PRINCIPAL POSITION  YEAR   SALARY($)   BONUS($)   AWARDS($)    OPTIONS(#)   COMPENSATION($)(1)
---------------------------  ----   ---------   --------   ---------    ----------   ------------------
Mark R. Rosenzweig(2)......  2003    318,339       0                      50,000            5,178
  President, Chief           2002    142,102       0        74,000       170,000              928
  Executive Officer and
  Director
Paul J. van der Wansem.....  2003    155,079       0                          --          153,872
  Chairman of the Board of   2002    256,145       0                      50,000          282,113
  Directors and CEO until    2001    273,726       0                      48,700           44,981
  7/8/2002
Thomas P. Kealy............  2003    116,723       0                       7,500            2,722
  Vice President, Corporate  2002    100,306       0                       7,500              943
  Controller and Chief       2001    106,865       0                      10,900            2,672
  Accounting Officer
James M. Griffin...........  2003    130,879       0                       8,000            3,000
  Vice President of          2002    134,456       0                       7,500            1,154
  Sales -- Americas          2001    138,720       0                      16,000            3,000

---------------
(1) Amounts for 2003 consist of Company contributions to individual 401(k) plans and, in the case of Mr. Rosenzweig, payment for life insurance. For Mr. van der Wansem in 2003, the amount represents $100,000 for consulting services, $50,000 for his responsibilities as Chairman of the Board of Directors and $3,872 for 401k; in 2002 the amount represents $139,500 for stock grant, $100,000 retirement payment, $40,202 for life insurance and $2,411 for 401(k) match.

(2) As of December 31, 2003, Mr. Rosenzweig held 10,000 shares of restricted stock with a value of $37,000 on that date.

                             OPTION GRANTS IN 2003

     The following table sets forth information with respect to options granted to the Named Executive Officers during 2003.

                                             INDIVIDUAL GRANTS                     POTENTIAL REALIZABLE
                             --------------------------------------------------      VALUE AT ASSUMED
                             NUMBER OF                                            ANNUAL RATES OF STOCK
                             SECURITIES    % OF TOTAL                             PRICE APPRECIATION FOR
                             UNDERLYING    GRANTED TO    EXERCISE                      OPTION TERM
                              OPTIONS     EMPLOYEES IN     PRICE     EXPIRATION   ----------------------
                             GRANTED(1)   FISCAL YEAR    ($/SHARE)      DATE        5%($)       10%($)
                             ----------   ------------   ---------   ----------   ---------   ----------
Mark R. Rosenzweig.........    50,000         20.8%        $3.50     12/22/2010    $71,243     $166,025
Thomas P. Kealy............     7,500          3.1%        $3.50     12/22/2010    $10,686     $ 24,904
James M. Griffin...........     8,000          3.3%        $3.50     12/22/2010    $11,399     $ 26,564

---------------
(1) The options listed above become exercisable with respect to one-fourth of the shares on each of the first anniversaries of the date of the grant, and expire seven years from the date of the grant.

     The table below sets forth information with respect to option exercises during 2003 and the number and aggregate value on December 31, 2003 of options held by the named executive officers.

                         AGGREGATED OPTION EXERCISES IN
                    LAST FISCAL YEAR AND FY-END OPTION VALUE

                                                                       NUMBER OF                 (1)
                                                                 SECURITIES UNDERLYING   VALUE OF UNEXERCISED
                                                                  UNEXERCISED OPTIONS    IN-THE-MONEY OPTIONS
                                      SHARES                        AT DECEMBER 31,        AT DECEMBER 31,
                                   ACQUIRED ON       VALUE           EXERCISABLE/            EXERCISABLE/
NAME                               EXERCISE(#)    REALIZED($)      UNEXERCISABLE(#)        UNEXERCISABLE($)
----                               ------------   ------------   ---------------------   --------------------
Mark R. Rosenzweig...............          0              0         42,500/177,500           8,300/25,900
Paul J. van der Wansem...........     70,000         21,250         117,450/71,250          31,754/71,700
Thomas P. Kealy..................        900            314          18,525/19,375           5,801/11,378
James M. Griffin.................          0              0          49,875/31,625           6,683/12,648

---------------
(1) Value is based on the closing sales price of the Company's Common Stock on December 31, 2003, the last trading day of 2003 ($3.52), less the applicable option exercise price.

COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION

     Messrs. Brown, Chu, and Wrinn, none of whom is or was an executive officer of the Company during 2003, served on the Compensation Committee.

EMPLOYMENT CONTRACTS

     The Company has an employment agreement with Mr. Rosenzweig under which he has agreed to serve as our chief executive officer for an original term of 24 months, commencing July 8, 2002. Under this agreement, his base salary is $330,000 per annum, subject to increase by the Board. His base salary may also be decreased in connection with any reduction that applies to executives generally. He is entitled to a performance bonus of from 0% to 70% of his base salary based upon the Company's achievement of performance objectives set by the Board. Under this agreement, Mr. Rosenzweig received the stock options and restricted stock awards listed in the Summary Compensation Table. He is also entitled to receive an automobile benefit and a life insurance benefit.

     If Mr. Rosenzweig's employment is terminated by the Company other than for cause or by him for good reason (each as defined in the agreement), he will be entitled to receive his base salary through the date of termination, any bonus payable from the previous fiscal year, and a pro rata portion of any bonus for the then current fiscal year if the termination occurs in the second half, which is referred to as his "final compensation."

In addition to final compensation, he will be entitled to receive base salary for the remainder of the original term or 12 months, whichever is longer, automobile and life insurance benefits for three months and medical and dental benefits for up to six months. If Mr. Rosenzweig's employment is terminated within 4 months following a change of control of the Company, he will be entitled to receive his final compensation plus up to 18 months of base salary and all his options will be accelerated.

     In addition, in 2002 the Company entered into an executive retirement agreement with its former President and Chief Executive Officer, Mr. van der Wansem. Under the terms of the agreement, Mr. van der Wansem will provide, at the Company's request and subject to certain limitations, consulting services over a four-year period ending June 2007, for $200,000 per year. The Company or Mr. van der Wansem may terminate the consulting agreement at any time. If terminated by the Company, Mr. van der Wansem is entitled to a lump sum payment for the remaining amounts due through June 2007; if terminated by Mr. van der Wansem, he is entitled to the same lump sum payment discounted as specified in the agreement. The agreement also provided for an initial bonus payment of $100,000 and the grant of 75,000 shares of unrestricted common stock.

     Also, as part of the agreement, the Company will compensate Mr. van der Wansem $100,000 per year in connection with his responsibilities as Chairman of the Board for the period July 2003 through June 2007. The Company will recognize these amounts as the services are performed. The agreement also provides for certain settlement amounts if Mr. van der Wansem responsibilities as Chairman of the Board are terminated.

EQUITY COMPENSATION PLAN BENEFIT INFORMATION

     The following table gives information about BTU International's common stock that may be issued upon the exercise of options, warrants and rights under all of BTU International's existing equity compensation plans as of December 31, 2003.

                                                                        (B)                       (C)
                                                (A)                                      NUMBER OF SECURITIES
                                       NUMBER OF SECURITIES                             REMAINING AVAILABLE FOR
                                         TO BE ISSUED UPON        WEIGHTED-AVERAGE       FUTURE ISSUANCE UNDER
                                      EXERCISE OF OUTSTANDING    EXERCISE PRICE OF     EQUITY COMPENSATION PLANS
                                       OPTIONS, WARRANTS AND    OUTSTANDING OPTIONS,     (EXCLUDING SECURITIES
PLAN CATEGORY                                 RIGHTS            WARRANTS AND RIGHTS    REFLECTED IN COLUMN (A))
-------------                         -----------------------   --------------------   -------------------------
Equity compensation plans approved
  by shareholders...................         1,186,395                 $4.24                    761,965(1)
Equity compensation plans not
  approved by shareholders..........               N/A                   N/A                        N/A
Total...............................         1,186,395                 $4.24                    761,965

---------------

(1) Up to 100,000 shares of Common Stock may be issued other than upon the exercise of options, warrants and rights under our 2003 Equity Incentive Plan.

REPORT OF THE COMPENSATION COMMITTEE ON EXECUTIVE COMPENSATION

     The Compensation Committee has submitted the following report:

     With the extended duration of the downturn, the compensation committee agreed with management to provide the employees with raises and return the executives to full pay. The continued weakness in the business in Quarter 3 required a reduced work week to be implemented to reduce cost while maintaining the work force the company expected to need in the next quarter. The company has returned to full time and has, with the increase in demand, started adding staff, primarily direct labor, in both China and the US.

     Compensation for executive officers consists of three components: base salary, cash incentive compensation and equity compensation. Company executive base salary compensation is arrived at through market survey analysis, functional responsibility and expected contribution to the results of the business. For cash incentive compensation, the Compensation Committee, in conjunction with the full Board of Directors, reviews and approves incentive compensation plans for the Company's executive officers based on attaining certain goals. These goals included both earnings per share target and the accomplishment of specific organizational goals. Because of the continuation during 2003 of the electronic equipment industry slump, no incentive compensation plan was paid.

     The Company awards stock options to executive officers as a component of an overall compensation package. The Company believes that stock options can help better align the interests of the executive officers with those of stockholders generally.

     2003 Chief Executive Officer's compensation: Mr. Rosenzweig's compensation was continued per the contract executed upon his joining the Company in July 2002. During the third quarter, Mr. Rosenzweig along with all employees of the Company went on reduced pay equal to a 4-day workweek for approximately 13 weeks until business levels recovered. No cash incentive bonus payments were made to Mr. Rosenzweig.

     In December 2003 the Compensation Committee approved the issuance of stock options to all employees, including executive officers. (See Option Grants in 2003 for actual grants to executive officers)

                                          J. Chuan Chu
                                          Joseph F. Wrinn, Chairman

REPORT OF THE AUDIT COMMITTEE

     The Audit Committee held three meetings during 2003. The Audit Committee recommends to the Board of Directors the independent public accountants to be engaged by the Company; reviews with such auditors and management the Company's internal accounting procedures and controls; and reviews with such auditors the audit scope and results of their audit of the consolidated financial statements of the Company. The Audit Committee adopted its committee charter in April 2001, a copy of which was filed as part of the 2001 Proxy Statement.

     The Audit Committee has reviewed and discussed the Company's audited consolidated balance sheets as of December 31, 2003 and 2002 and the related consolidated statements of operations, comprehensive income, stockholders' equity and cash flows for each of the three years in the period ended December 31, 2003 with BTU International, Inc.'s management. The Audit Committee has discussed with Vitale, Caturano and Co. PC, the Company's independent accountants, the matters required to be discussed by Statement of Auditing Standards No. 61 (concerning the accounting methods used in the financial statements).

     The Audit Committee has also reviewed with Vitale, Caturano and Co. PC the Independent Standards Board No. 1 concerning the matters that may affect the accountant's independence and has discussed with Vitale, Caturano and Co. PC their independence. Based on the foregoing review and discussion, the Audit Committee recommended to the Board of Directors that the audited financial statements be included in BTU International Inc.'s Annual Report on Form 10-K for the year ended December 31, 2003 for filing with the Securities and Exchange Commission.

                                          J. Chuan Chu
                                          Joseph F. Wrinn, Chairman

INDEPENDENT AUDITORS AND AUDIT FEES

     The Board of Directors, upon recommendation of the Audit Committee, selected Vitale, Caturano and Co. PC as independent auditors of the Company for the year ending December 31, 2003. The Audit Committee has not yet formally recommended an independent auditor for the year ending December 31, 2004. We expect that representatives of Vitale, Caturano and Co. PC will be present at the annual meeting.

     The following table describes the fees that Vitale, Caturano and Co. PC billed to the Company for the fiscal year ended December 31, 2003.

AUDIT FEES  AUDIT-RELATED FEES   TAX FEES   OTHER FEES   TOTAL FEES
----------  ------------------   --------   ----------   ----------
$91,000...        $    0         $31,150      $    0      $122,150

     On June 10, 2002, the Audit committee of BTU International, Inc. ("BTU") recommended, and the Board of Directors of BTU decided to no longer engage Arthur Andersen LLP ("Andersen") as BTU's independent public accountants.

     Andersen's reports on BTU's consolidated financial statements for each of the years ended December 31, 2001 and December 31, 2000 did not contain an adverse opinion or disclaimer of opinion, nor were they qualified or modified as to uncertainty, audit scope, or accounting principles. During the years ended December 31, 2001 and December 31, 2000 and through the date hereof, there were no disagreements between BTU and Andersen concerning any matter of accounting principles or practices, financial statement disclosure, or auditing scope or procedure which, if not resolved to Andersen's satisfaction, would have caused Andersen to make reference to the subject matter in connection with its report on BTU's consolidated financial statements for such years. There were no reportable events as defined in Item 304(a)(1)(v) of Regulation S-K.

COMPARATIVE STOCK PERFORMANCE

     The following graph shows the cumulative total return on BTU Common Stock since December 31, 1997 compared to the Standard & Poors 500 Index and the Standard & Poors Technology Sector Index. Historical stock price performance is not necessarily indicative of future performance.

                 COMPARISON OF 5 YEAR CUMULATIVE TOTAL RETURN*
                AMONG BTU INTERNATIONAL, INC., THE S&P 500 INDEX
                    AND THE S&P INFORMATION TECHNOLOGY INDEX

[PERFORMANCE LINE GRAPH]

                                                   BTU INTERNATIONAL,                                       S & P INFORMATION
                                                          INC.                      S & P 500                  TECHNOLOGY
                                                   ------------------               ---------               -----------------
Dec 98                                                      100                         100                         100
Dec 99                                                   191.67                      121.04                      178.74
Dec 00                                                   254.17                      110.02                      105.63
Dec 01                                                   144.67                       96.95                       78.31
Dec 02                                                    70.27                       75.52                       49.01
Dec 03                                                   117.33                       97.18                       72.16

* $100 INVESTED ON 12/31/98 IN STOCK OR INDEX-
  INCLUDING REINVESTMENT OF DIVIDENDS.
  FISCAL YEAR ENDING DECEMBER 31.

Copyright(C) 2002, Standard & Poor's, a division of The McGraw-Hill Companies, Inc. All rights reserved.
www.researchdatagroup.com/S&P.htm

AUDIT MATTERS

     Vitale, Caturano and Co. PC has examined the financial statements of the Company for the year ended December 31, 2003. A representative of Vitale, Caturano and Co. PC is expected to be present at the Annual Meeting and will be afforded the opportunity to make a statement and to respond to appropriate questions from stockholders.

STOCKHOLDER PROPOSALS

     Proposals of stockholders to be included in the Company's proxy statement for the 2005 Annual Meeting must be received by the Company no later than December 17, 2004. For stockholder proposals at the 2005 annual meeting of stockholders that will not be included in the Company's proxy statement, unless notice of such a proposal is received by the Company at its corporate headquarters, Attention John E. Beard, Secretary, on or before February 25, 2005, the management proxies with respect to such meeting will confer discretionary voting authority with respect to any such matter.

OTHER BUSINESS

     The Board of Directors knows of no business that will come before the meeting for action except as described in the accompanying Notice of Annual Meeting of Stockholders. However, as to any such business, the persons designated as proxies will have discretionary authority to act in their best judgment.

FORM 10-K

     A COPY OF BTU'S ANNUAL REPORT ON FORM 10-K FILED WITH THE SECURITIES AND EXCHANGE COMMISSION IS PROVIDED TO YOU CONCURRENTLY WITH THIS PROXY STATEMENT.

                                                                       EXHIBIT A

                            BTU INTERNATIONAL, INC.

                         CHARTER OF THE AUDIT COMMITTEE
                           OF THE BOARD OF DIRECTORS

I. PURPOSE

     The primary function of the Audit Committee is to assist the Board of Directors in fulfilling its oversight responsibilities by:

          1. Reviewing the financial reports and other financial information provided by the Corporation to any governmental body or the public;

          2. Reviewing the Corporation's system of internal controls regarding finance, accounting, legal compliance and ethics that management and the Board have established;

          3. Reviewing the Corporation's auditing, accounting and financial reporting processes;

          4. Serving as an independent and objective party to monitor the Corporation's financial reporting process and internal control system;

          5. Reviewing and appraising the audit efforts of the Corporation's independent accountants;

          6. Providing an open avenue of communication among the independent accountants, financial and senior management and the Board of Directors.

     The Audit Committee will primarily fulfill these responsibilities by carrying out the activities enumerated in Section IV of the Charter.

II. COMPOSITION

     The Audit Committee shall be comprised of three directors, each of whom shall be independent directors and free from any relationship that, in the opinion of the Board, would interfere with the exercise of his or her independent judgment as a member of the Committee.

     Examples of such relationships might include:

     - A director being employed by the Corporation or any of its affiliates for the current year or any of the past five years;

     - A director accepting any compensation from the Corporation or any of its affiliates other than compensation for Board service or benefits under a tax-qualified retirement plan;

     - A director being a member of the immediate family of an individual who is, or has been in any of the past five years, employed by the Corporation or any of its affiliates as an executive officer;

     - A director being a partner in, or a controlling shareholder or an executive officer of, any for-profit business organization to which the Corporation made, or from which the Corporation received, payments that are or have been significant to the Corporation or business organization in any of the past five years;

     - A director being employed as an executive of another company where any of the Corporation's executives serves on that company's Compensation Committee.

     A director who has one or more of these relationships may be appointed to the Audit Committee if the Board, under exceptional and limited circumstances, determines that membership on the Committee by the individual is required by the best interest of the Corporation and its shareholders, and the Board discloses, in the next annual proxy statement subsequent to such determination, the nature of the relationship and the reasons for that determination.

     All members of the Committee shall have a working familiarity with basic finance and accounting practices, and at least one member of the Committee shall have accounting or related financial management expertise.

     The members of the Committee shall be elected by the Board at the annual meeting of the Board and shall serve on the Committee for a term coinciding with their Board term. A Chair shall be appointed by the Board.

MEETINGS

     The Committee shall meet at least two times annually, or more frequently as circumstances dictate. The purpose of the two scheduled meetings of the Audit Committee is to review and approve the annual financial results of the Corporation prior to release and to review and approve the scope of the annual audit to be performed by the Corporation's independent accountants. As part of its job to foster open communication, the Committee should meet at least annually with management and the independent accountants in separate executive sessions to discuss any matters that the Committee and each of these groups believe should be discussed privately. In addition, the Committee or at least its Chair should meet with the independent accountants and management quarterly to review the Corporation's financials consistent with IV.3 below.

RESPONSIBILITIES AND DUTIES

     To fulfill its responsibilities and duties the Audit Committee shall:

     DOCUMENTS/REPORTS REVIEW

          1. Review and update this Charter periodically, as conditions dictate.

          2. Review the organization's annual financial statements and any other reports or other financial information submitted to any governmental body or the public, including any certification, report, opinion or review rendered by the independent accountants.

          3. Review with financial management and the independent accountants each 10-Q prior to its filing. The Chair of the Committee may represent the entire Committee for purposes of this review.

          4. Review with independent accountants the recommendations included in their management letter, if any, and their informal observations regarding the competence and adequacy of financial and accounting procedures of the Corporation. On the basis of this review, make recommendations to the Board of Directors for any changes that seem appropriate.

          5. Prepare the minutes of each meeting and distribute to all members of the Board of Directors. The permanent file of the minutes will be maintained by the Secretary of the Corporation.

     INDEPENDENT ACCOUNTANTS

          6. Recommend to the Board of Directors the selection of the independent accountants, considering independence and effectiveness. On an annual basis, the Committee should review and discuss with the accountants all significant relationships the accountants have with the Corporation to determine the accountant's independence.

          7. Review the performance of the independent accountants and approve any proposed discharge of the independent accountants when circumstances warrant.

          8. Periodically consult with the independent accountants out of the presence of management about internal controls and the fullness and accuracy of the organization's financial statements.

     FINANCIAL REPORTING PROCESS

          9. In consultation with the independent accountants, review the integrity of the organization's financial reporting process, both internal and external.

          10. Consider the independent accountant's judgments about the appropriateness of the Corporation's accounting principles as applied in its financial reporting.

          11. Consider and approve, if appropriate, major changes to the Corporation's accounting principles and practices as suggested by the independent accountants or management.

     PROCESS IMPROVEMENT

          12. Establish regular and separate systems of reporting to the Audit Committee by management and independent accountants regarding any significant judgments made in management's preparation of the financial statements and the view of each as to appropriateness of such judgments.

          13. Following completion of the annual audit, review separately with management and the independent accountants any significant difficulties encountered during the course of the audit, including any restrictions on the scope of work or access to required information.

          14. Review any significant disagreement among management and the independent accountants in connection with the preparation of financial statements.

          15. Review with the independent accountants and management the extent to which changes or improvements in financial or accounting practices, as approved by the Audit Committee, have been implemented.

     ETHICAL AND LEGAL COMPLIANCE

          16. Review the Company's operations and determine whether management has established and maintains effective programs pertaining to the following:

        a. Antitrust laws and policies;

        b. Conflicts of interest;

        c. Sensitive payments and political contributions;

        d. Insider trading;

        e. The use or misuse of corporate funds and confidential information;

        f. Environmental practices;

        g. Employment practices, including discrimination and sexual harassment;

        h. Electronic data processing and computer security;

        i. Disaster recovery;

        j. The Company's insurance programs covering the protection of the business and assets.

          17. Review management's monitoring of the Corporation's compliance with the above programs and ensure that management has the proper review system in place to ensure that Corporation's financial statements, report and other financial information disseminated to governmental organizations and the public satisfy legal requirements.

          18. Review, with the organization's counsel, legal compliance matters including corporate securities trading policies.

          19. Review, with the organization's counsel, any legal matter that could have a significant impact on the organization's financial statements.

          20. Perform any other activities consistent with this Charter, The Corporation's By-laws and government law, as the Committee or the Board deems necessary or appropriate.

                                                                       BTU-PS-04

                                  DETACH HERE                            ZBTUC2


                                      PROXY

                   ANNUAL MEETING OF BTU INTERNATIONAL, INC.

                                  MAY 27, 2004

     The undersigned hereby constitutes and appoints Mark R. Rosenzweig and Thomas P. Kealy, or either of them with full power of substitution to each, proxies to vote and act at the Annual Meeting of Stockholders on May 27, 2004 at 10:00 a.m., and at any adjournments thereof, upon and with respect to the number of shares of Common Stock of the company as to which the undersigned may be entitled to vote or act. The undersigned instructs such proxies, or their substitutes, to vote in such manner as they may determine on any matters which may come before the meeting, all as indicated in the accompanying Notice of Meeting and Proxy Statement, receipt of which is acknowledged, and to vote on the following as specified by the undersigned. All proxies heretofore given by the undersigned in respect of said meeting are hereby revoked.

     THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS. Unless otherwise specified in the boxes provided on the reverse side hereof, the proxy will be voted IN FAVOR of all nominees for director and in the discretion of the named proxies as to any other matter that may come before this meeting or any adjournment thereof.

------------                                                         -----------
SEE REVERSE        CONTINUED AND TO BE SIGNED ON REVERSE SIDE        SEE REVERSE
   SIDE                                                                 SIDE
------------                                                         -----------

BTU INTERNATIONAL, INC.

C/O EQUISERVE TRUST COMPANY, N.A.
P.O. BOX 8694
EDISON, NJ 08818-8694







            DETACH HERE IF YOU ARE RETURNING YOUR PROXY CARD BY MAIL      ZBTUC1


[X] PLEASE MARK                                                             #BTU
    VOTES AS IN
    THIS EXAMPLE.


PLEASE DO NOT FOLD THIS PROXY.

1. To fix the number of Directors for the ensuing year at (7) and to elect the following (7) Directors.

     NOMINEES: (01) Paul J. van der Wansem, (02) Mark R. Rosenzweig,
               (03) G. Mead Wyman, (04) J. Chuan Chu, (05) John E. Beard,
               (06) Joseph F. Wrinn and (07) J. Samuel Parkhill

                          FOR                   WITHHELD
                          ALL    [ ]       [ ]  FROM ALL
                        NOMINEES                NOMINEES

               [ ]______________________________________
                  For all nominees except as noted above


                             MARK HERE FOR ADDRESS CHANGE AND NOTE AT LEFT   [ ]

     Please sign exactly as name(s) appear hereon. When signing as attorney, executor, administrator, trustee, or guardian, please sign your full title as such. Each joint owner should sign.



Signature: ______________ Date: _______  Signature: ______________ Date: _______